SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): April 11, 2000

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                        INTERNET COMMERCE CORPORATION
            (Exact name of registrant as specified in its charter)

                          Commission file number 024996

           Delaware                                         133645702
 (State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification Number)

                  805 Third Avenue, New York, New York 10022
                   (Address of principal executive offices)
                                   (Zip Code)

                                (212) 271-7640
             (Registrant's telephone number, including area code)

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                          INTERNET COMMERCE CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page
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Item 5. Other................................................................3

Signature....................................................................4

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Item 5. Other

      On May 1, 2000, the Company announced that it signed a letter of intent to acquire all of the capital stock of privately-held bTrade.com in exchange for shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"). Following the consummation of the transaction, bTrade.com will be the surviving corporation in a merger with a wholly-owned subsidiary of the Company, and the current stockholders of bTrade.com will own approximately 37% of the Common Stock on a fully-diluted basis.

      Upon consummation of the transaction, Dr. Geoffrey Carroll will continue as Chief Executive Officer of the Company, Gene Lucas, co-founder and President of bTrade.com, will become President of the Company, David Lonsdale, bTrade.com's Chairman and Chief Executive Officer, will assume the role of Executive Vice-Chairman of the Company and James Ortenzio, a current director of the Company, will become Chairman of the Board of the Company. It is expected that a new Board of Directors of the Company will be created at the closing of the transaction.

      The transaction is subject to the execution of definitive agreements and approvals of the Boards of Directors and the stockholders of both the Company and bTrade.com.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2000

                                    INTERNET COMMERCE CORPORATION


                                    /s/ Dr. Geoffrey S. Carroll
                                    --------------------------------
                                    Dr. Geoffrey S. Carroll
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)